EXHIBIT 32.1

CERTIFICATION OF CEO AND CFO PURSUANT TO
18 U.S.C. SECTION 1350,
AS ADOPTED PURSUANT TO
SECTION 906 OF THE SARBANES-OXLEY ACT OF 2002

In connection with the Annual Report on Form 10-K of Steelcase Inc. (the “Company”) for the year ended February 26, 2010 as filed with the Securities and Exchange Commission on the date hereof (the “Report”), James P. Hackett, as Chief Executive Officer of the Company, and David C. Sylvester, as Chief Financial Officer of the Company, each hereby certifies, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, based on his knowledge:

(1) The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

(2) The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/  James P. Hackett
Name:     James P. Hackett
Title: President and Chief Executive Officer

April 26, 2010

/s/  David C. Sylvester
Name:     David C. Sylvester
Title: Vice President, Chief Financial Officer

April 26, 2010

This certification accompanies the Report pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 and shall not, except to the extent required by the Sarbanes-Oxley Act of 2002, be deemed filed by the Company for purposes of Section 18 of the Securities Exchange Act of 1934, as amended.